SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

ARTHROCARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX 78735

(512) 391-3900

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 13, 2008, ArthroCare Corporation (the “Company”) received a Staff Determination Notice from The NASDAQ Stock Market, LLC indicating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because the Company has not timely filed its quarterly report on Form 10-Q for the quarter ended June 30, 2008, and that its common stock is, therefore, subject to delisting.

The Company is appealing this determination and intends to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). However, there can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, the Company’s common stock will remain listed on the NASDAQ Global Select Market.

The Company issued a press release in connection with the foregoing matters on August 19, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Title
99.1	Press Release dated August 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2008	ARTHROCARE CORPORATION

	By:	/s/ Michael A. Baker
Michael A. Baker
Chief Executive Officer